AMENDMENT NO. 1 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and The Variable Annuity Life Insurance Company hereby amend the Shareholder Services Agreement dated as of April 1, 2015 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 1 to the Shareholder Services Agreement be effective as of the 6th day of February, 2017.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ THOMAS M. WARD
Name: Thomas M. Ward
Title: Vice President

SUNAMERICA SERIES TRUST

By:	/s/ JOHN T. GENOY
Name: John T. Genoy Title: President

SCHEDULE A

(as of February 6, 2017)

Portfolios of SunAmerica Series Trust

Aggressive Growth Portfolio

American Funds Asset Allocation SAST Portfolio*

American Funds Global Growth SAST Portfolio*

American Funds Growth SAST Portfolio*

American Funds Growth-Income SAST Portfolio*

Balanced Portfolio (f/k/a SunAmerica Balanced Portfolio)

Blue Chip Growth Portfolio

Capital Growth Portfolio (f/k/a Goldman Sachs Research Portfolio)

Corporate Bond Portfolio

“Dogs” of Wall Street Portfolio

Emerging Markets Portfolio

Equity Opportunities Portfolio (f/k/a Federated American Leaders Portfolio and Federated Value Portfolio)

Foreign Value Portfolio

Fundamental Growth Portfolio (f/k/a Putnam Growth: Voyager Portfolio and Putnam Growth Portfolio)

Global Bond Portfolio

Global Equities Portfolio

Growth Opportunities Portfolio

Growth-Income Portfolio

High-Yield Bond Portfolio

International Diversified Equities Portfolio

International Growth and Income Portfolio

Mid-Cap Growth Portfolio (f/k/a MFS Mid-Cap Growth Portfolio)

Real Estate Portfolio

SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)

SA BlackRock VCP Global Multi Asset Portfolio*

SA Fixed Income Index Portfolio*

SA Index Allocation 60/40 Portfolio*

SA Index Allocation 80/20 Portfolio*

SA Index Allocation 90/10 Portfolio*

SA International Index Portfolio*

SA Janus Focused Growth Portfolio (f/k/a Marsico Focused Growth Portfolio, Marsico Focused Growth Portfolio and Marsico Growth Portfolio)

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio and Worldwide High Income Portfolio)

SA Legg Mason BW Large Cap Value Portfolio (f/k/a Davis Venture Value Portfolio)

SA MFS Massachusetts Investors Trust Portfolio (f/k/a MFS Massachusetts Investors Trust Portfolio, MFS Growth and Income Portfolio and Growth/Phoenix Investment Counsel Portfolio)

SA MFS Total Return Portfolio (f/k/a MFS Total Return Portfolio and Balanced/Phoenix Investment Counsel Portfolio)

SA Mid Cap Index Portfolio*

SA Schroders VCP Global Allocation Portfolio*

SA Small Cap Index Portfolio*

SA T. Rowe Price VCP Balanced Portfolio*

Small & Mid Cap Value Portfolio

Small Company Value Portfolio

SunAmerica Dynamic Allocation Portfolio*

SunAmerica Dynamic Strategy Portfolio*

Technology Portfolio

Telecom Utility Portfolio (f/k/a Utility Portfolio and Federated Utility Portfolio)

Ultra Short Bond Portfolio (f/k/a Cash Management Portfolio)

VCP Managed Asset Allocation SAST Portfolio (f/k/a Protected Asset Allocation SAST Portfolio)*

VCP Total Return Balanced Portfolio*

VCP Value Portfolio*

* Portfolio does not have Class 2 shares.

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